Exhibit 99.1

To My Fellow Shareholders:

You are cordially invited to our Annual Shareholders’ Meeting on Wednesday, June 4, 2008, at 2:00 p.m. Pacific Time. This year’s meeting will be held at our corporate offices and Northern California modular sales & inventory center, located at 5700 Las Positas Road, Livermore, CA 94551. We’d also be pleased to provide you a tour of our modular operations during your visit.

2007 Results

Our financial results in 2007 included:

•	Rental operations revenues increasing 10% to $220 million
•	Rental revenues increasing 10% to $185 million
•	Rental gross profit increasing 11% to $100 million
•	Rental equipment (at original cost) growing 11% to $707 million
•	Net income increasing 3% to $42 million
•	EBITDA increasing 9% to $138 million and EBITDA margin expanding to 49%[1]
•	Year-end share price decreasing 16% to $25.75

In 2007, our core modular and electronics rental businesses grew favorably in both rental revenues and gross profit on rents. These metrics are the most important barometers of sustainable earnings growth for McGrath RentCorp. Take a moment and look at the Financial Highlights chart and the Stock Performance Graph on these metrics found elsewhere in this letter. EPS was relatively flat at $1.67 per share in 2007 compared to $1.63 in 2006. This relatively flat year over year EPS growth was primarily the result of lower sales revenues in 2007 compared to 2006, in particular in our modular business.

Our 10% growth in modular rental revenues in 2007 was chiefly the result of strong growth in the Florida and Texas markets. In Florida, we continued to benefit from a favorable classroom rental environment. Our Texas operations benefited from a healthy commercial market driven by the energy industry and an increasing percentage of classroom rentals in our overall business mix. In California, we saw favorable rental revenue growth in our commercial business in 2007, with our classroom rental business beginning to show signs of higher business activity with the passage of the school facilities bond measure at the end of 2006 supporting school modernization projects.

In 2007, we had a 9% increase in rental revenues year over year in our electronics rental business with the second half of the year showing considerable growth over the first half of the year. We experienced higher business activity levels in both general-purpose and communications products. We also benefited from lower equipment processing costs as a percentage of rents due to higher utilization of our existing overhead infrastructure.

In 2007, our Florida commercial effort was in its beginning stages and we weren’t nearly as good with our go-to-market strategy and opportunity processing as we would have liked. We didn’t have the necessary depth of commercial market leadership and knowledge resident in our Florida operations and this impacted our progress. Since then, we’ve taken appropriate steps to be in a position where we may capture a much higher level of commercial business in Florida in 2008. We also believe that we can benefit from our ability to innovate our commercial product line in Florida to create a competitive advantage over time.

We entered both the North Carolina and Georgia markets in 2007. Although our plans at the beginning of the year were to be in a position to begin booking business by approximately mid year in these states, it took us longer than we had planned to get the “right people on the bus” to launch in these new markets. During the course of 2007, we were able to get our building designs completed and begin production of rental assets that are tailored to both the commercial and educational markets in each of these geographies. Again, we believe our ability to innovate our products for these markets and to potentially change end user expectations and demand will be one of the keys to our long-term success.

[1]	See footnotes in the EBITDA graph on Financial Highlights page

2008 and Beyond

In California, we expect to continue to benefit from funding available for new school modernization projects. Our lower divisional modular utilization levels the past two years are directly related to the lag in new school modernization projects coming online to absorb idle classroom inventory. Although public school K-12 student growth in California has decreased slightly in recent years, as the “baby boomlet” enters young adulthood, the birth rate in the state should begin to increase. Thus, we would expect an increase in the K-12 student population beginning in the 2011 to 2012 time frame. We are anticipating a significant reduction in residential construction activity in 2008, with some spillover into smaller commercial construction projects. However, we are already seeing the benefit from the over $30 billion in infrastructure bond monies passed in late 2006 available for everything from the construction of new waste water treatment plants to seismic upgrades of existing transportation infrastructure.

In Texas, we are continuing to grow both our commercial and educational business levels. The oil industry and its positive impact on the Texas economy has been instrumental in our commercial business growth. School modernization and student population growth have supported our increase in educational rental revenues as a percentage of total Texas rental revenues moving to 24% in 2007 from 16% in 2005. Texas continues to add some 70,000 plus new students to their public school K-12 system annually. Texas is becoming an increasingly larger and more important segment of our modular business.

As we noted in our February earnings call, in Florida, we’ve made good progress during the first quarter of 2008 in the commercial market and it shows in both the fullness of our opportunity pipeline and our level of bookings. Despite what we have all read about the Florida economy being impacted by the housing downturn, we have seen very favorable commercial market activity levels over the past few quarters. In June, we expect to open our new Florida Regional Sales & Inventory Center, located in the City of Auburndale about mid-way between Orlando and Tampa Bay. Our new center will support our processing of both educational and commercial buildings, including the ability to customize floor plans to meet a greater variety of customer needs.

In North Carolina and Georgia, we are beginning to see a favorable flow of opportunities, especially with schools. The next step is to convert these opportunities into orders. We want to again set an appropriate expectation level as to these new modular rental market investments. They are organic in nature and thus will take time to become meaningful contributors to EPS.

We will continue to explore other states for potential new geographic growth opportunities. It shouldn’t surprise anyone that we may also look to double-down on our opportunity to grow in the existing states in which we operate today. California is the eighth largest economy in the world and accounts for approximately 13% of the U.S gross domestic product. Texas’ economy is roughly half the size of California’s and is approximately equal to all of Canada. Florida’s economy is approximately one-third the size of California’s. This translates into the potential for significant modular building rental growth in our legacy markets in the years ahead.

We also noted on the February earnings call that for our electronics business the momentum we experienced in the second half of 2007 has carried into 2008. We are experiencing favorable business activity levels driven by emerging wireless communication technologies, semiconductor and consumer electronics product development and manufacturing, and the impact of increasing volumes of broadband, wireless and video traffic on communication networks. In January 2008, we launched what we believe to be the industry’s only open online ordering system. What I mean by an “open” online ordering system is that at anytime of the day or night, potential customers can actually view real-time available inventory and rental pricing, and place an order without pre-registration or the online assistance of a sales professional. Behind the scenes, we have staffing available on a 24/5 schedule to support whatever occurs online. Interestingly, a significant number of our web site hits occur between

11:00 p.m. and 7:00 a.m. Central Time. We believe our new online order capabilities and 24/5 staffing will expand our ability to serve more time zones from our Dallas center.

What we’ve come to realize about our electronics business is that we have an outstanding sales, inventory, operations and logistics center in Dallas. The more we can leverage its leadership team, IT applications, equipment processing systems, and technology aptitude, the larger and more profitable we believe our business can become. This could encompass potentially adding new product lines, making key acquisitions or pushing even harder to increase our market share.

Our corporate development group has been active in looking at a number of potential new growth initiatives associated with business to business rentals. We have looked for opportunities where we can leverage either existing customer and / or operational synergies, as well as for potential “third leg” opportunities that could broaden our rental business mix. In the months ahead, we will speak to two new organic initiatives that we’ve begun to move forward. Both of these opportunities can potentially be accelerated by acquiring other rental operators to scale them faster. Our corporate development group will continue exploring and incubating other opportunities so there is a steady flow of potential new growth engines for the Company to consider.

Our investment in a new ERP application platform will enable us to scale our modular business, create greater customer and equipment visibility across functional work groups, and improve transactional efficiencies. We plan to complete phase one of the project in June and launch it in October, directly following our busy season for modulars. Phase one is by far the largest and most complicated component of our IT application investment.

In positioning the Company for greater profitability, over the past year we’ve made significant investments in IT applications and hardware, management bandwidth and facility infrastructure. On our February earnings call, we discussed our SG&A spend as a necessary step function to becoming a larger and more financially successful company. We are disciplined operators and believe we will realize the necessary rental revenue growth to have SG&A as a percentage of rents more closely align with our historical averages. These investments in new initiatives and infrastructure will put some near-term pressure on earnings, however, they are essential in positioning McGrath RentCorp for more significant shareholder returns over the long-term.

We are in the process of completing our new lender agreements that should provide us with a sufficient amount of dry powder to grow our core rental businesses and new initiatives, and put us in position for various potential acquisitions. Strong cash flow businesses, a healthy, low-leveraged balance sheet and access to capital for growth have been cornerstones of McGrath RentCorp’s success over the years.

As always, we aspire over the long run to produce strong financial results in order to return value to shareholders through both share appreciation and the payment of dividends. We will also continue to be opportunistic in buying back our shares in order to return value to shareholders.

A closing comment concerning our board of directors. Joan McGrath has decided not to stand for reelection to McGrath RentCorp’s Board of Directors at our upcoming shareholders’ meeting this June. Joan has served as a board member for over 25 years, and also had been an officer with the Company for over 12 years. I, as well as a number of others in the Company today, was mentored by Joan in a variety of personal and professional skill areas over the years. In particular, our exposure to Joan’s unmatched organizational awareness and interpersonal communication skills has been invaluable in developing the corporate / management culture that exists in McGrath RentCorp today. For this, amongst her many other wonderful qualities and abilities, I will be forever grateful. Our organization has world class communication abilities / skills thanks to Joan’s great “people intelligence”. I can think of no greater contribution to our success than this gift we’ve received from Joan. It’s extremely important as a Company to reflect upon and acknowledge where we’ve come from and what is instrumental in our journey to greatness. Joan, thank you for all you’ve done for me, our management team, employees and shareholders. Your contributions will live on through our actions for generations to come.

Thank you for your continued investment in McGrath RentCorp. We hope to see you on June 4, 2008, at our Livermore, California facility. The Annual Shareholders’ Meeting will also be webcast. Whether or not you plan to attend, it is important that you sign your proxy and return it to us as soon as possible so that your shares will be represented.

Sincerely,

Dennis C. Kakures

President and Chief Executive Officer

McGrath RentCorp is a leading provider of modular buildings for classroom and office space, and of electronic test equipment for general-purpose, communications, and fiber optic needs. Our business is described more fully in our most recent Annual Report on Form 10-K, enclosed with this letter.

This letter contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “could” or “plans” or the negative or other variations thereof or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of a number of factors, including, without limitation, public school student growth rates; a continued increase in the volume of broadband, wireless and video traffic on communication networks; state funding for education; the success of the Company’s strategic growth initiatives and exploration of new geographic opportunities; and those factors set forth in the section titled “Risk Factors” in our Annual Report on Form 10-K and elsewhere in the Company’s 10-K, 10-Q and other filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this letter as a result of new information, future events, or developments, except as required by law.

This letter and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the U.S. Securities and Exchange Commission and enclosed herewith, constitutes the Annual Report to the Shareholders of McGrath RentCorp for the fiscal year ended December 31, 2007. The materials in the Form 10-K report are incorporated herein by reference.

If you are unable to attend the meeting in person, you may attend the meeting via webcast. Instructions on how to ask questions of management via phone, as well as general information on us can be found on www.mgrc.com or by calling (925) 606-9200.

FINANCIAL HIGHLIGHTS

RENTAL REVENUE, GROSS PROFIT & NET INCOME

($M)
200
180
160
140
120
100
80
60
40
20
0
77
45
23
120
64
30
152
79
41
169
90
41
185
100
42
2003
2004
2005
2006
2007
Rental revenue
Gross profit on rents
Net income

RENTAL EQUIPMENT, at cost (year-end)

($M)
800
700
600
500
400
300
200
100
0
339
489
563
639
707
2003
2004
2005
2006
2007

ADJUSTED EBITDA[a][b]

($M)
160
140
120
100
80
60
40
20
0
56
89
120
127
138
2003
2004
2005
2006
2007

EPS (diluted)

($)
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
0.93
1.21
1.61
1.63
1.67
2003
2004
2005
2006
2007

(a) Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to net income, a GAAP financial measure, see page 28 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 which is included in this Annual Report.

(b) Adjusted EBITDA is defined as net income before minority interest of income of subsidary, interest expense, provision for income taxes, depreciation, amorization, noncash compensation and noncash impairment charges.

Please also see the Stock Performance Graph on the following page.

Stock Performance Graph

The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return on the Standard & Poor’s 500, Russell 2000, and Value Line Industrial Services Index. The period shown commences on December 31, 2002 and ends on December 31, 2007, the end of the Company’s last fiscal year. The graph assumes an investment of $100 on December 31, 2002 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

Comparison of Five-Year Cumulative Total Return*

McGrath RentCorp, Standard & Poors 500, Russell 2000, and Value Line Industrial Services Index

(Performance Results Through 12/31/07)

*Cumulative total returns assumes reinvestment of dividends.	Source: Value Line, Inc.